EXHIBIT 23.5

AWARENESS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

December 21, 2007

Aurora Oil and Gas Corporation
4110 Copper Ridge Drive, Suite 100
Traverse City, MI 49684

We are aware of the reference to us under the heading “Experts” in the Prospectus of Aurora Oil and Gas Corporation in Post Effective Amendment No. 5 to the Registration Statement on Form SB-2 (No. 333-130769) filed on Form S-3 relating to our appointment as auditors of Aurora Oil and Gas Corporation on March 23, 2007.

/s/ WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas